Exhibit 5.1

Harney Westwood & Riegels 3501 The Center 99 Queen's Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

3 December 2021

052629.0006

TIAN RUIXIANG Holdings Ltd

P. O. Box 10240

4th Floor, Harbour Place

103 South Church Street

George Town

Grand Cayman KY1-1002

Cayman Islands

Dear Sir or Madam

TIAN RUIXIANG Holdings Ltd (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form S-8, including all amendments or supplements thereto (the Registration Statement), filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), relating to the issuance by the Company of up to 5,000,000 Class A ordinary shares of par value US$0.001 per share of the Company (the Shares) pursuant to the Company's 2021 Performance Incentive Plan.

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1) and the Registration Statement. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not verified.

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Based solely upon the foregoing examinations and assumptions and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Existence and Good Standing. The Company is an exempted company duly incorporated with limited liability, and is validly existing and in good standing under the laws of the Cayman Islands.

2	Valid Issuance of Shares. The issue and allotment of the Shares as contemplated by the Registration Statement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Registration Statement, and when name of the shareholder is entered in the register of members of the Company, the Shares will be validly issued, allotted and fully paid and there will be no further obligation on the holder of any of the Shares to make any further payment to the Company in respect of such Shares.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. We express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

Harney Westwood & Riegels

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Schedule 1

List of Documents and Records Examined

1	The certificate of incorporation of the Company dated 5 March 2019;

2	The amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 21 April 2020 and effective immediately upon the completion of the Company’s initial public offering (the M&A);

3	The register of members of the Company provided to us on 17 November 2021 and the register of directors of the Company provided to us on 25 November 2021;

4	A certificate of good standing dated 24 November 2021 in respect of the Company, issued by the Registrar of Companies in the Cayman Islands (the Certificate of Good Standing);

5	A copy of executed written resolutions of the members of the Company dated 21 April 2020 and a copy of executed written resolutions of the sole director of the Company dated 21 April 2020;

6	A copy of executed written resolutions of the directors of the Company dated 2 December 2021 (together with 5 above, the Resolutions);

7	A copy of the 2021 Plan; and

8	The Registration Statement.

(1 to 4 above are the Corporate Documents, together with 5 to 7, the Documents)

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Schedule 2

Assumptions

1	Authenticity of Documents. Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals. All original Corporate Documents are authentic, all signatures, initials and seals are genuine, all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated.

2	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete.

3	Constitutional Documents. The M&A remain in full force and effect and are otherwise unamended.

4	Conversion. The conversion of any shares in the capital of the Company will be effected via legally available means under Cayman law.

5	No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to have the Company struck off or placed in liquidation, no steps have been taken to wind up the Company and no receiver has been appointed over any of the property or assets of the Company.

6	Resolutions. The Resolutions have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each director, or by or on behalf of each shareholder in respect of the shareholder resolutions, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed. The Resolutions remain in full force and effect.

7	Unseen Documents. Save for the Corporate Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement. There is no contractual prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Shares.

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Schedule 3

Qualifications

1	We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2	Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3	The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Companies Act (as amended) of the Cayman Islands (the Companies Act) have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Companies Act.

4	We have undertaken no enquiry and express no view as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Act (2020 Revision).

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